Exhibit 99.2
Lender Processing Services Second Quarter 2009 Supplemental Materials Lender Processing Services

Forward-Looking Statements 1 Lender Processing Services

Use of Non-GAAP Measures 2 Lender Processing Services

Lender Processing Services Second Quarter 2009 Highlights Consolidated revenue growth of 35.3% year-over-year Operating income (EBIT) growth of 35.9% year-over-year Operating margins (after adjusting for public company costs and FNRES) up 140 bps year-over-year Adjusted EPS of 83 cents per share Free cash flow of $103 million in 2Q09 Increasing guidance for adjusted EPS for 2009 to $2.91 - $3.01 per diluted share 3

LPS Market Revenue Opportunity Lender Processing Services Source: company and industry estimates Source: company and industry estimates ($ billions) 2008 2009 2010 2008 2009 2010 4 Total origination marketLPS addressable market: 2008: primarily centralized refi; 2009: centralized refi + select services in overall market; 2010: total origination market $1.7(2) $4.5(2) $9.5(1) $8.7(1) $8.0(1)/(2)

Pro Forma Segment Revenue 5 Lender Processing Services

Pro Forma Segment EBIT 6 Lender Processing Services

Pro Forma Growth Analysis 7 Lender Processing Services

Free Cash Flow Reconciliation 8 Lender Processing Services

2009 Guidance 9 Lender Processing Services

2010 Guidance 10 Lender Processing Services